UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2005

TransDigm Inc.	TransDigm Holding Company
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

333-108340	333-108340-06
(Commission File Number)	(Commission File Number)

34-1750032	13-3733378
(IRS Employer Identification No.)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code (216) 706-2939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2005, Fluid Regulators Corporation, a wholly-owned subsidiary of TransDigm Inc. (“TransDigm”), merged with and into TransDigm, with TransDigm continuing as the surviving corporation (the “Merger”). In connection with the Merger, and in accordance with the terms of that certain Indenture, dated as of July 22, 2003, among TransDigm, The Bank of New York, as trustee (the “Trustee”), and the other parties named therein (as supplemented from time to time, the “Indenture”), on September 30, 2005, TransDigm, the Trustee and the other parties named therein entered into that certain Fourth Supplemental Indenture to the Indenture (the “Fourth Supplemental Indenture”). Pursuant to the terms of the Fourth Supplemental Indenture, TransDigm agreed to, among other things, provide a senior subordinated guarantee of payment of the Notes (as defined in the Indenture). The Fourth Supplemental Indenture does not limit any of TransDigm’s existing obligations under the Indenture.

A copy of the Fourth Supplemental Indenture is attached to this filing as Exhibit 10.01 and is incorporated herein by reference, and the foregoing summary of the terms and conditions of the Fourth Supplemental Indenture is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.01	Fourth Supplemental Indenture, dated as of September 30, 2005, among TransDigm Holding Company, TransDigm Inc., the other direct and indirect subsidiaries of TransDigm Inc. named therein and The Bank of New York, as trustee.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Chief Financial Officer

Date: October 6, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM HOLDING COMPANY

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Chief Financial Officer

Date: October 6, 2005

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EXHIBIT INDEX

Exhibit No.	Description
10.01	Fourth Supplemental Indenture, dated as of September 30, 2005, among TransDigm Holding Company, TransDigm Inc., the other direct and indirect subsidiaries of TransDigm Inc. named therein and The Bank of New York, as trustee.

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